SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         August 11, 2014

NEW GLOBAL ENERGY, INC.

 (Exact name of registrant as specified in its charter)

WYOMING                     333-179669                    45-4349842

(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

(Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (307)  633-9192

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)

On August 11, 2014, the Company Board of Directors, acting through the Chief Executive Officer, Perry West, dismissed MaloneBailey LLP from its engagement as independent certifying accountant for the Company.

(b)

On August 11, 2014, the Company engaged Hartley Moore Accountancy Corporation to act as the Company’s independent registered public accountant beginning immediately and, specifically, to complete the year-end audit for fiscal year ended December 31, 2013. Neither the Company nor anyone acting on the Company’s behalf hired Hartley Moore Accountancy Corporation in any capacity, nor consulted with any member of that firm as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K during the two most recent fiscal years and subsequent interim period through August 11, 2014.

(c)

The engagement of a new accountant, and the dismissal of the prior accountant was done by the Chief Executive Officer and member of the Board of the Company, Mr. Perry West, with the knowledge and approval of the Board of Directors.  The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Executive Officer acting as the Company’s Chief Financial Officer.

(d) In July of 2013 the Company entered into a transaction for the purchase of a minority interest in a small private California farm, Aqua Farming Tech, Inc. (“AFT”).  Later that year, the company  acquired an additional block of shares which gave the Company more than 50%  ownership of

AFT.   The Company and AFT have not shared common directors or officers.   Part of this second transaction was an agreement that AFT’s records would be audited within the time required for the Company’s filings.  Although AFT appears to have complete records, our former accountant was not able to complete an audit of two years of AFT’s financial statements before the time our report was due.    Pursuant to the terms of the transaction, the Company cancelled that agreement to purchase the controlling interest of AFT with the result that the company does not and has not owned a controlling or consolidatable interest in AFT.   Because of these transactions, and due to a continued miscommunication and lack of communication at times, through no fault of either the former auditor or the Company, there has not as of this date, been an agreement between the Company and the former auditor as to whether the statements of AFT have to be consolidated with the Company’s statements and if so what periods have to be included in the consolidated financial statements.

During and since their engagement and to the date of the dismissal, other than the matters set out above, there have not been, nor are there now, any disagreements between the Company and MaloneBailey LLP with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any “reportable events” as defined by Regulation S-K section 304(a)(1)(v) during that same period, other than has been reported and disclosed as required  nor has his report on the financial statements for either of the past two years contained an adverse opinion,  a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

(e)

The Company’s prior certifying accountant, MaloneBailey LLP has reviewed this disclosure and consented as set forth in exhibit EX-16.1 submitted herewith or will be submitted with an amendment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2014

New Global Energy, Inc.

By:

/s/ Perry West

     Perry West

     CEO

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